EXHIBIT 3.1.2.

                        Office of the Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                                   VoIP, Inc.
                                    150080600

                     [formerly: Millennia Tea Masters, Inc.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above-named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated:  04/13/2004
Effective:  04/13/2004

                               Geoffrey S. Connor
                               Secretary of State



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---------------- ---------------------------------------------------------------
Form 404            Articles of Amendment                       FILED
(revised 9/03)    Pursuant to Article 4.04,              In the Office of the
                       Texas Business                Secretary of State of Texas
                       Corporation Act                      April 13, 2004

                                                         Corporations Section
---------------- ---------------------------------------------------------------


                                Article 1 - Name

The name of the corporation is as set forth below:

Millennia Tea Masters, Inc.

The  filing  number  issued to the  corporation  by the  secretary  of state is:
0150080600

                            Article 2 - Amended Name

The amendment changes the articles of incorporation to change the articles that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

VoIP, Inc.

           Article 3 - Amendment to Registered Agent/Registered Office

The  amendment  changes to the articles of  incorporation  to change the article
stating  the  registered  agent  and  the  registered   office  address  of  the
corporation. The article is amended to read as follows:

A. The registered agent is an organization (cannot be corporation named above) by the name of: CT Corporation System

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C. The  business  address  of the  registered  agent and the  registered  office address is:
------------------------- ------------------  -------------------- -------------
   Street Address               City                 State            Zip Code
------------------------- ------------------  -------------------- -------------
350 North St. Paul St.         Dallas                 TX               75201
------------------------- ------------------  -------------------- -------------


             Article 4 - Other Altered, Added, or Deleted Provisions

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AMENDED ARTICLE:

ARTICLE IV - SHARES

The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock. The par value of each of such shares is $0.001.

NEW ARTICLE:

ARTICLE XVIII - CONSENT OF SHAREHOLDERS: Any action which must be taken at any annual or special meeting of shareholders, or any action which may be taken without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares are entitled to vote on the action were present and voted.
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                          Article 5 - Date of Adoption

The date of adoption of the amendment(s) by the shareholders of the corporation, or by the board of directors where no shares have been issued is: April 13, 2004

                        Article 6 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the documents of the corporation.

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                            Effective Date of Filing
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|X|      A.    This document will become effective when the document is filed by the secretary of state

OR

|_|      B.    This document will become  effective at a later date which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

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                                    Execution
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The undersigned  signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.



                                     /s/ Steven Ivester                 4/13/04
                                ------------------------------------------------
                                Signature of Authorized Officer           Date